Exhibit 10.4

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) dated as of October 14, 2021 is entered into by and among Enviva Partners, LP, a Delaware limited partnership (“EVA”), Enviva MLP Holdco, LLC, a Delaware limited liability company (“MLP Holdco”), and Enviva Cottondale Acquisition I, LLC, a Delaware limited liability company (“Acquisition I”). EVA, MLP Holdco, and Acquisition I are collectively referred to herein as the “Parties” and individually as a “Party”.

RECITALS:

WHEREAS, EVA, MLP Holdco, and Acquisition I are parties to that certain Registration Rights Agreement, dated May 4, 2015 (the “Registration Rights Agreement”); and

WHEREAS, the Parties desire to terminate the Registration Rights Agreement pursuant to Section 6.8 of that certain Agreement and Plan of Merger, dated as of the date hereof, by and among EVA, Enviva Holdings, LP, Enviva Partners Merger Sub, LLC, and the other parties named therein.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby warrant, covenant, and agree as follows:

1.            The Parties hereby agree that the Registration Rights Agreement is hereby irrevocably terminated, effective as of the date hereof, and without any further action by any Party. From and after the date hereof, the Registration Rights Agreement will be of no further force or effect, and the rights and obligations of each of EVA, MLP Holdco and Acquisition I shall terminate.

2.            The Parties agree that, from time to time and without any further consideration, each of them will execute and deliver, or cause to be executed and delivered, such further agreements and instruments and take such other action(s) as may be necessary to effectuate the provisions, purposes, and intents of this Agreement.

3.            All of the terms of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by either Party without the prior written consent of the other Parties.

4.            All amendments to this Agreement must be in writing and signed by the Parties.

5.            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

6.            Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the Parties, any right or remedies under or by reason of this Agreement.

7.            This Agreement may be executed by electronic mail exchange of .pdf signature pages or other electronic means and in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered (including by electronic mail exchange of .pdf signature pages or other electronic means) to the other Parties.

8.            In the event any of the provisions hereof are held to be invalid or unenforceable under applicable laws, the remaining provisions hereof will not be affected thereby. In such event, the Parties agree and consent such provisions and this Agreement will be modified and reformed so as to effect the original intent of the Parties as closely as possible with respect to those provisions that were held to be invalid or unenforceable.

9.            In consideration of the covenants, agreements and undertakings of the Parties under this Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, and affiliates, and their respective officers, directors, shareholders, members, successors, and assigns of each of the foregoing (collectively, “Releasors”) hereby releases, waives and forever discharges the other Parties and their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors, and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement arising out of or relating to the Registration Rights Agreement, except for any Claims relating to rights and obligations preserved by, created by, or otherwise arising out of this Agreement.

[The remainder of this page has been left blank intentionally. The signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

Enviva partners, lp

By:	Enviva Partners GP, LLC, as its sole general partner

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA MLP HOLDCO, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA COTTONDALE ACQUISITION I, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Termination Agreement

2015 Registration Rights Agreement